                                                                    EXHIBIT 23.1
                         INDEPENDENT AUDITOR'S CONSENT


         We consent to the use in this Registration Statement of Hallwood Energy Partners, L.P. on Form S-3 of our report dated February 28, 1997, included and incorporated by referenced in the Annual Report on Form 10-K of Hallwood Energy Partners, L.P. for the year ended December 31, 1996, and to the use of our report dated January 12, 1998, relating to the balance sheet of HEPGP Ltd., appearing in the Prospectus, which is part of the Registration Statement. We also consent to the reference to us under the Heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Denver, Colorado

January 12, 1998